Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of common stock, par value $0.001 per share, Crossroads Systems, Inc., a Delaware corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: October 24, 2017

210/CRDS INVESTMENT LLC

By:	210 Capital, LLC
Its:	Sole Member

By:	Covenant RHA Partners, L.P.
Its:	Member

By:	/s/ Robert H. Alpert
Name:	Robert H. Alpert
Title:	Authorized Signatory

By:	CCW/LAW Holdings, LLC
Its:	Member

By:	/s/ C. Clark Webb
Name:	C. Clark Webb
Title:	Authorized Signatory

210 CAPITAL, LLC

By:	Covenant RHA Partners, L.P.
Its:	Member

By:	/s/ Robert H. Alpert
Name:	Robert H. Alpert
Title:	Authorized Signatory

By:	CCW/LAW Holdings, LLC
Its:	Member

By:	/s/ C. Clark Webb
Name:	C. Clark Webb
Title:	Authorized Signatory

COVENANT RHA PARTNERS, L.P.

By:	/s/ Robert H. Alpert
Name:	Robert H. Alpert
Title:	Authorized Signatory

CCW/LAW HOLDINGS, LLC

By:	/s/ C. Clark Webb
Name:	C. Clark Webb
Title:	Authorized Signatory

RHA INVESTMENTS, INC.

By:	/s/ Robert H. Alpert
Name:	Robert H. Alpert
Title:	President

/s/ Robert H. Alpert
ROBERT H. ALPERT

/s/ C. Clark Webb
C. CLARK WEBB